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                     MLX EXCHANGE AGREEMENT


                   Dated as of April 13, 1990
         (as amended and restated as of March 19, 1992)

                     as amended and restated

                      as of April 21, 1993





                              among



                           MLX CORP.,

                               and

                    THE HOLDERS LISTED HEREIN







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                     AMENDED AND RESTATED
                     MLX EXCHANGE AGREEMENT


          MLX EXCHANGE AGREEMENT dated as of April 13, 1990, as amended and restated as of April 21, 1993, among MLX CORP. and the BONDHOLDERS listed on the signature pages hereof under the caption "BONDHOLDERS."

          WHEREAS, certain of the parties hereto originally entered into the MLX Exchange Agreement dated as of April 13, 1990 (the "Original Exchange Agreement"); and

          WHEREAS, the MLX Bonds referred to below and 8,500,000 shares of MLX Common Stock have been issued pursuant to the Original Exchange Agreement; and

          WHEREAS, the Original Exchange Agreement was amended and restated as of March 19, 1992 (the Original Exchange
Agreement, as so amended and restated being hereafter referred to as the "Existing Exchange Agreement"); and

          WHEREAS, each Bondholder owns the MLX Bonds set forth opposite its name on Schedule 1 hereto; and

          WHEREAS, the parties hereto wish to amend the Existing Exchange Agreement, effective as of the date hereof, to make mutually satisfactory changes in the terms of the Existing Exchange Agreement and, solely for the convenience of the parties hereto, to restate the Existing Exchange Agreement as so amended;

          NOW, THEREFORE, the parties hereto amend and restate the Existing Exchange Agreement in its entirety as set forth herein.


ARTICLE 1.     DEFINITIONS

          The following terms, as used herein, have the following respective meanings:

          "Accredited Investors" has the meaning ascribed to such term in Rule 501(a) under the Securities Act.

          "Accreted Amount" means with respect to any MLX Bond at any date on which such amount is calculated (a "Calculation Date") an amount equal to the sum of (i) the Issue Price of such MLX Bond plus (ii) the accrued amortization of the Accruing Issue Discount of such MLX Bond calculated using a constant rate of interest per annum compounded daily and computed by the Company in accordance with generally accepted accounting principles

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consistently applied from and including date hereof to but
excluding the Calculation Date.

          "Accruing Issue Discount" means, with respect to any MLX Bond, the difference between the Issue Price of such MLX Bond and the principal amount of such MLX Bond.

          "Affiliate" has the meaning given to such term in Rule
12b-2 under the Exchange Act, but no Holder or any affiliate of a Holder shall be deemed to be an Affiliate of MLX for purposes of this Agreement.

          "Agreement" means the Existing Exchange Agreement dated as of April 13, 1990, as amended and restated as of the date hereof among MLX and the Bondholders listed herein.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2% plus the Federal Funds Rate for such day.

          "Bondholder" means, as the context may require, any holder of MLX Bonds and any transferee of any such holder that is bound by the provisions of this Agreement.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Collateral Agent" means, with respect to any Collateral Document, Morgan Guaranty Trust Company of New York as collateral agent under or with respect to such Collateral
Document, and its successors in such capacity.

          "Collateral Documents" means the MLX (Friction) Pledge Agreement, the Security Agreement, the Insurance Policy (as defined in the Security Agreement), and all supplementary assignments, pledge agreements or other documents delivered to the Collateral Agent pursuant thereto in order to evidence and perfect the pledges, security interests and mortgages granted therein, including, without limiting the foregoing, Form UCC-l financing statements, all as amended or modified from time to time.

          "Commission" means the Securities and Exchange
Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

          "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which'

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would be consolidated with those of such Person in its
consolidated financial statements as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and employee payroll and benefits arising in the ordinary course of business,
(iv) all obligations of such Person as lessee under capital leases, (v) all obligations, whether contingent or non-contingent, of such Person to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.

          "Demand Registration" means any registration of Registrable Shares under the Securities Act by MLX initiated at the request of Holders of Registrable Shares pursuant to Section
7.1.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

          "Event of Default" has the meaning set forth in Article
11.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Friction" means SinterMet Corporation, a Michigan corporation, and its successors.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or

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otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" means, as the context may require, any Bondholder, any holder of the Shares and any transferee of any such holder that is bound by the provisions of this Agreement.

          "Initial Aggregate Principal Amount" means $20,000,000.

          "Issue Price" means, with respect to any MLX Bond, the amount which bears the same proportion to $8,186,074.03 as the principal amount of such MLX Bond bears to the Initial Aggregate
Principal Amount.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "MLX" or the "Company" means MLX Corp., a Michigan
Corporation, and its successors.

          "MLX Bonds" means the Secured Subordinated Zero Coupon Bonds of MLX issued pursuant to the Original Exchange Agreement, as such Bonds have been and shall be amended pursuant to the Existing Exchange Agreement and this Agreement, and substantially in the form of Exhibit A hereto.

          "MLX Common Stock" means the common stock, par value
$0.01 per share, of MLX.

          "MLX (Friction) Pledge Agreement" means the MLX
(Friction) Pledge Agreement dated as of April 13, 1990 between
MLX and the CollateraL Agent as amended and restated as of the date hereof.

          "Net Cash Proceeds" means, with respect to any Prepayment Event described in clauses (a)l (c), (d) and (e) of the definition of that term, an amount equal to the excess of (i) cash proceeds received by MLX from or in respect of such Prepayment Event (including any cash proceeds received as income or other proceeds of any noncash proceeds from or in respect of

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such event) less (x) any expenses reasonably incurred by MLX in respect of such event and (y) any taxes paid or payable by MLX (as estimated by the chief financial officer of MLX) in respect of any such transaction over (ii) the amounts necessary to satisfy any cash collateral requirements or prepayment requirements relating to Debt and means with respect to any Prepayment Event described in clause (b) of the definition of that term, an amount equal to the excess of cash proceeds received by MLX from or in respect of such Prepayment Event.

          "Outstanding" means, when used with reference to the MLX Bonds at any time, all MLX Bonds theretofore duly issued except (i) MLX Bonds theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which replacement MLX Bonds have been issued by MLX, (ii) MLX Bonds surrendered to MLX for prepayment pursuant to Article 11, (iii) MLX Bonds theretofore paid in full and (iv) MLX Bonds theretofore cancelled by MLX; provided that, for the purpose of determining whether holders of the requisite principal amount of MLX Bonds have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or any MLX Bonds, MLX Bonds registered in the name of, as well as MLX Bonds owned beneficially by, MLX, any Subsidiary or any Affiliate of either shall not be deemed to be Outstanding.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prepayment Event" means (a) any sale, transfer or other disposition of any asset of MLX other than (i) accounts receivable of MLX arising prior to 1984 and in an amount not exceeding $1,000,000 in the aggregate and (ii) any sales of assets of MLX in the ordinary course of its business for an amount not exceeding $100,000 in the aggregate since the date hereof, (b) the receipt by MLX of any dividend or other distribution on any shares of capital stock of Friction, (c) the issuance, sale, transfer or other disposition of any shares of capital stock of Friction, or (d) the issuance, sale, transfer or other disposition of any shares of capital stock of MLX.

          "Registrable Shares" means (i) the Shares (and any shares of MLX Common Stock issued in exchange or substitution therefor) and (ii) any shares of MLX Common Stock issued upon a reclassification or issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, Shares; provided that Shares

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which are Restricted Shares shall not be Registrable Shares for purposes of this Agreement prior to April 30, 1994.

          "Registration Expenses" means all expenses incurred in connection with a registration of any Registrable Shares under the Securities Act, including, without limitation, (i) all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws as required by Section 7.3(iv) (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of Registrable Shares being sold by holders of such Registrable Shares), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of such Registrable Shares on any securities exchange pursuant to Section 7.3(x) hereof, (v) the fees and disbursements of counsel for MLX and its independent public accountants, including the expenses of any special audits or comfort letters required for such registration,
(vi) the fees and disbursements of one separate firm of attorneys (plus local counsel if appropriate) for all the Selling Shareholders, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and
(viii) the reasonable fees and expenses of any special experts retained in connection with any registration; provided that Registration Expenses shall not include any underwriting or selling discounts or commissions or any transfer taxes in connection with any offer and sale of MLX Common Stock pursuant to a registration statement under the Securities Act, which discounts, commissions and transfer taxes shall be paid by each Person offering MLX Common Stock pursuant to such registration statement, including each Selling Shareholder and MLX (if MLX Common Stock is being offered for its own account) pro rata based on the number of shares of MLX Common Stock so registered to which such discounts, commissions and transfer taxes relate.

          "Regulation Y Holder" means any Holder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 CFR 225) or any successor to such regulation, and any Affiliate of such Holder, so long as such Person shall hold Registrable Shares.

          "Required Bondholders" means on any date registered holders of (in the aggregate) in excess of 50% of the aggregate principal amount of MLX Bonds outstanding on such date.

          "Restricted Shares" means 50% of the Shares received by a Holder pursuant to the Original Exchange Agreement and held by such Holder prior to March 31, 1991.

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          "Securities" means collectively, the MLX Bonds and the
Shares.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the security Agreement dated as of April 30, 1991, as amended and restated as of the date hereof.

          "Selling Shareholders" means Holders of Registrable
Shares requesting registration of all or a portion of such Registrable Shares pursuant to Section 7.1 or 7.2 in connection with an offer and sale thereof.

          "Senior Indebtedness" means any and all obligations of MLX (including, without limitation, obligations to pay principal, interest (including, without limitation, any interest that accrues after the filing of a petition initiating any proceeding referred to in paragraphs (a) and (b) of Article 11 hereof and is allowed by the applicable bankruptcy court), reimbursement obligations, fees, commissions and other amounts) under or with respect to Debt that is not, by its terms, subordinated in right of payment to the Debt evidenced by the MLX Bonds.

          "Shares" means the 8,500,000 shares of MLX Common stock issued by MLX pursuant to the Original Exchange Agreement.

          "Subsidiary" means, in the case of any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Transfer Agent and Registrar" means American Stock
Transfer & Trust Company, as Transfer Agent and Registrar for the
MLX Common Stock, and its successors in such capacity.


ARTICLE 2.     WAIVER OF DEFAULTS; RELEASE OF SECURITY

          2.1 Waiver. The Bondholders signing on the signature pages hereof, in their capacity as the holders of in excess of eighty percent (80%) of the aggregate principal amount of the Outstanding MLX Bonds and on behalf of all Bondholders, hereby waive any and all Defaults, Events of Default or other violations or breaches of the Existing Exchange Agreement, any Collateral Document or Related Document (as defined in the Existing Exchange Agreement), in each case arising on or prior to the date hereof.

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          2.2  Release of Security.  The Bondholders signing on
the signature pages hereof, in their capacity as the holders of in excess of eighty percent (80%) of the aggregate principal amount of the Outstanding MLX Bonds and on behalf of all Bondholders, hereby release and discharge any and all of the Bondholders' right, title and interest in and to any and all assets or properties provided by MLX as collateral security for its obligations hereunder pursuant to the Security Agreement, the MLX (Friction) Pledge Agreement and the other Collateral Documents. The undersigned Bondholders shall take all such action as may be reasonably necessary to cause the Collateral Agent to release and discharge any and all of such collateral security as it may hold or have the benefit of, whether directly or indirectly, under, pursuant or with respect to any Collateral Document, and shall issue such orders and directions to the Collateral Agent as may be reasonably necessary to effect the release and discharge of such collateral security pursuant hereto; MLX shall reasonably cooperate with such Bondholders in this regard.

          2.3 Effectiveness. On and after the date hereof the rights and obligations of MLX and the Bondholders shall be governed by this Amended and Restated Exchange Agreement.

          2.4 Deemed Amendment of MLX Bonds. Effective the date hereof, the MLX Bonds will be deemed amended as set forth on Exhibit A hereto.

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF MLX

          MLX represents and warrants as of the date hereof that:

          3.1 Corporate Existence and Power. Each of MLX and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          3.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by MLX of this Agreement is within its corporate powers have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable United States federal, Michigan or other law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any of its assets. MLX has all requisite corporate power and authority to

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enter into this Agreement, to carry out the provisions and
conditions of this Agreement and the MLX Bonds and to amend the MLX Bonds as provided by this Agreement.

          3.3 Binding Effect. This Agreement and the MLX Bonds constitutes a valid and binding agreement of MLX, in each case enforceable in accordance with their respective terms except as
(i) the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other similar law affecting the enforceability of creditors rights generally and (ii) rights with respect thereto may be limited by equitable principles of general applicability.

          3.4 No Conflicting Requirements. After giving effect to this Agreement, neither MLX nor any of its Subsidiaries is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, which violations or defaults in the aggregate could reasonably be expected to materially and adversely affect the business, properties, financial position or results of operations of MLX and its Subsidiaries, considered as a whole.

          3.5  Registration Rights.  Except as set forth in
Article 7 hereof, MLX is under no obligation (whether upon the occurrence of certain events or otherwise) to register under the Securities Act any of its outstanding shares of MLX Common Stock.

          3.6 Registration of Securities. Subject to the accuracy of the Holders' representations and warranties in
Article 4, the amendment of the MLX Bonds pursuant to the terms of this Agreement do not require registration under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws.

ARTICLE 4.     REPRESENTATIONS OF EACH HOLDER AND CERTAIN
               BONDHOLDERS

          Each Holder hereby represents that:

          4.1 Such Holder is an Accredited Investor and acquired the Securities for its own account, for investment and not with a view to the distribution thereof, other than to Affiliates who are Accredited Investors, nor with any present intention of distributing the same, other than to Affiliates who are Accredited Investors.

          4.2 Such Holder understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities or "blue sky" laws by reason

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of their issuance in a transaction which does not require
registration under the Securities Act or registration or qualification under the securities or "blue sky" laws of any state, and that such Securities may be sold only if registered under the Securities Act and registered or qualified under applicable state securities or "blue sky" laws or exempt from such registration or qualification.

          4.3  Such Holder has been furnished with the
information it has requested from MLX and has had an opportunity to discuss with officers of MLX the business and financial affairs of MLX.

          4.4 Such Bondholder is the legal and beneficial owner of that aggregate principal amount of MLX Bonds Outstanding as of the date hereof set forth opposite its respective name on
Schedule 1 hereto.

ARTICLE 5.     COVENANTS OF MLX

          From the date hereof, MLX agrees that, so long as MLX has any obligation hereunder or under any MLX Bond:

          5.1 Information. MLX will deliver to each of the Holders, within 15 days after it files them with the Commission, copies of its annual report and of the other information, documents and reports as MLX is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          5.2 Compliance with Laws. MLX will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance, together with all other non-compliances, would not have a materially adverse effect on MLX and its Subsidiaries, taken as a whole, or on the ability of MLX to perform its obligations hereunder or under the MLX Bonds.


ARTICLE 6.     TRANSFER RESTRICTIONS ON SECURITIES

          6.1 Securities Act Transfer Restrictions on all Securities. Subject to Sections 6.3 and 6.4, no Holder of Securities (other than holders of MLX Common Stock sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act) shall sell or otherwise transfer or dispose of such Securities, or any interest therein, except (i) to an Affiliate that agrees to be bound by the provisions of this

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Agreement, (ii) to any Accredited Investor that represents to MLX that it is acquiring such Securities for investment and not with a view to the distribution thereof and that agrees to be bound by the provisions of this Agreement, (iii) pursuant to Rule 144 or other exemption from registration under the Securities Act or
(iv) in the case of the Shares, pursuant to a registration statement covering such Shares that has been declared effective under the Securities Act. Prior to any proposed transfer the holder shall give notice to MLX of such holder's intention to effect such transfer, which notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if reasonably requested by MLX, shall (except in the case of transfers by any holder to an Affiliate) be accompanied by an opinion of special counsel for such holder or other counsel reasonably satisfactory to MLX addressed to MLX and to the effect that the proposed transfer thereof may be effected without registration under the Securities Act.

          6.2  Restrictive Legends.  Each certificate
representing Securities issued pursuant to this Agreement (other than in connection with the sale of any Securities pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act) shall include a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE MLX EXCHANGE AGREEMENT DATED AS OF APRIL 13, 1990, AS AMENDED AND RESTATED AS OF MARCH 19, 1992 AND APRIL 22, 1993 AND AS FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM MLX AT ITS PRINCIPAL EXECUTIVE OFFICES."

          6.3 Special Transfer on Restricted Shares. No holder of Restricted Shares shall, prior to April 30, 1994, sell or otherwise transfer or dispose of such Restricted Shares, or any interest therein, except to a Tax Affiliate of such Holder. For purposes of this Section 6.3, "Tax Affiliate" means any member of an affiliate group of corporations for purposes of Section 1504(a) of the Code, including for such purposes any Corporation listed in Section 1504(b) of the Code.

          6.4  Additional Restrictions on Transfer by Regulation
Y Holders.

          (a)  Without limiting the provisions of Sections 6.1,
6.2 and 6.3, no Regulation Y Holder may transfer any of the Shares except (i) to MLX; (ii) to any Affiliate of such

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Regulation Y Holder; (iii) in a registered offering or pursuant to Rule 144 under the Securities Act; (iv) in connection with any merger, consolidation or reorganization of MLX or any sale of at least a majority of the outstanding MLX Common Stock (excluding, for purposes of calculating such majority, the shares of MLX Common Stock proposed to be transferred by such Regulation Y Holder); (v) to any other Person (a "Third Party"), provided that in the case of transfers to Third Parties, if counsel to such Regulation Y Holder shall have advised such Regulation Y Holder that it is necessary in order to comply with any law or regulation applicable to such Regulation Y Holder, (A) such Regulation Y Holder shall have first offered to MLX the right to purchase all of such shares of MLX Common Stock, pursuant to a written offer which shall have been open to acceptance for a period of at least 10 days, for cash at a price not exceeding the price obtainable in the private sale to such Third Party and (B) such Regulation Y Holder shall not knowingly make any such sale to a Third Party of more than 2% of the shares of MLX Common Stock then outstanding; or (vi) upon the advice of counsel to such Regulation Y Holder that such transfer is permitted under the laws and regulations applicable to such Regulation Y Holder.

          (b) If it becomes unlawful for any Regulation Y Holder to continue to hold some or all of the shares of MLX Common Stock held by it, or restrictions are imposed on any such Regulation Y Holder by any statute, regulation or governmental authority which, in the reasonable judgment of such Regulation Y Holder, make it unduly burdensome to continue to hold such shares of MLX Common Stock, such Regulation Y Holder may, subject to the provisions of Sections 6.1, 6.2 and 6.3 sell or otherwise dispose of its shares of MLX Common Stock, and MLX agrees to assist such Regulation Y Holder in disposing of such shares in a prompt and orderly manner.

          (c) Notwithstanding any other provision of this Agreement to the contrary, without the prior written consent of each Regulation Y Holder affected thereby, MLX will not directly or indirectly purchase, redeem, retire or otherwise acquire for value any shares of MLX Common Stock if as a result of such purchase, redemption, retirement or other acquisition such Regulation Y Holder will own more than 24.99% of the shares of MLX Common Stock then outstanding.


ARTICLE 7.     REGISTRATION RIGHTS

          7.1  Demand Registration.

          (a) If at any time or from time to time, Holders of at least a majority of the outstanding Registrable Shares request in writing that MLX file a registration statement (on such form and

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containing such information as any managing underwriter or
underwriters for the proposed offering may reasonably request) under the Securities Act with respect to the offering and sale by such Holders of such Registrable Shares, MLX shall promptly give written notice of such request to each Holder of Registrable Shares and shall offer to each such Holder the opportunity to include in such registration statement the number of Registrable Shares owned by such Holder. Within 30 days after receipt of such notice, Holders wishing to have Registrable Shares included in such registration statement shall deliver to MLX a Stock Pricing Schedule in customary form, and MLX shall include in such registration statement the applicable number of Registrable Shares set forth in each such Holder's Stock Pricing Schedule. MLX shall thereafter forthwith, and in any event not more than 60 days after its receipt of such notice, file such registration statement and use its good faith best efforts to cause it to be promptly declared effective by the Commission so as to permit or facilitate the sale or distribution of all or such portion of the number of Registrable Shares requested to be registered. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering shall advise MLX in writing (and deliver a copy thereof to each Holder requesting registration of Registrable Shares) that, in its opinion, the marketing factors require a limitation of the number of Registrable Shares to be offered and sold, then the Registrable Shares to be offered shall be reduced pro rata to that number of Registrable Shares that such managing underwriter or underwriters believes will not jeopardize the success of the offering. The managing underwriter or underwriters for any offering pursuant to this Section shall be selected by Holders of a majority of the Registrable Shares being offered in such offering and shall be reasonably acceptable to MLX.

          (b) MLX shall not be required to file more than three registration statements pursuant to the provisions of paragraph
(a) hereof; provided that no registration statement will be counted against this limit unless (i) with respect to such registration statement, MLX has complied with all of the applicable conditions specified in Section 7.3 (and with respect to subsections (iv) and (xii) of Section 7.3, without regard to any "best efforts" or similar qualification if the failure to comply with either of such sections materially interfered with the proposed offering) and (ii) such registration statement has become effective and the Registrable Shares of the Holders included in such registration statement at the time it became effective have actually been sold thereunder. Notwithstanding the foregoing, if any Demand Registration occurs prior to April 30, 1994, the Holders of Registrable Shares shall have the right to request one additional Demand Registration, which additional Demand Registration shall not count as the second Demand Registration or the third Demand Registration for purposes of

Section 7.1(c).  Registration Expenses relating to such
additional Demand Registration shall be paid by MLX.

          (c) Registration Expenses shall be (i) paid by MLX in the case of the first Demand Registration, (ii) paid by the Selling Shareholders in the case of the second Demand Registration and (iii) divided equally between MLX, on the one hand, and the Selling Shareholders, on the other hand in the case of the third Demand Registration; provided that if any Demand Registration occurs prior to April 30, 1994, Registration Expenses with respect to the first request for registration of Restricted Shares occurring after April 30, 1994 shall be paid by MLX and shall not be counted as a Demand Registration for purposes of this paragraph (c). Registration Expenses with respect to any Demand Registration that are to be paid by Selling Shareholders shall be divided pro rata among such Selling Shareholders according to the number of Registrable Shares of each such Selling Shareholder that was registered pursuant to paragraph (a) hereof.

          (d) No demand may be made by Holders of Registrable Shares under this Section during the period from the receipt by such Holders of a notice from MLX under Section 7.2 to the effect that MLX proposes to register shares of MLX Common Stock for its own account until the earlier of (i) 45 days after the effectiveness of a registration statement initiated by MLX under
Section 7.2 and (ii) the date on which MLX shall have abandoned any such registration statement; provided that Holders of Registrable Shares shall have been offered the opportunity to include shares of MLX Common Stock in such registration statement in accordance with Section 7.2; and provided further that MLX shall during such period be using its good faith best efforts to cause such registration statement to promptly become effective.

          7.2 Piggy-back Registration. If at any time or from time to time MLX proposes to register under the Securities Act any shares of MLX Common Stock in connection with a cash underwritten offering for its own account (other than in connection with an exchange offer or a registration statement on Forms S-4, S-8 or other similar forms), then MLX shall in each case give written notice of such proposed filing to each Holder of Registrable Shares and such notice shall offer to such Holder the opportunity to include in such registration statement such number of Registrable Shares as such Holder may request. Within 30 days after receipt of such notice, Holders wishing to have Registrable Shares included in such registration statement shall deliver to MLX a Stock Pricing Schedule in the form of Exhibit B hereto, and MLX shall include in such registration statement the applicable number of Registrable Shares set forth in each such Holder's Stock Pricing Schedule. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering shall advise MLX in writing (and shall deliver a copy thereof to such Selling Shareholders) that, in its opinion, the marketing factors require a limitation of the number of Registrable Shares to be offered and sold, then the Registrable Shares to be offered for the account of such Holders shall, together with the shares of MLX Common Stock to be offered by all other Persons (including
MLX), be reduced pro rata based on the number of shares of MLX Common Stock proposed to be included in the registration statement by all Persons, including such Selling Shareholders.

          7.3 Preparation and Filing. Whenever MLX is required to, or to use its best efforts to, effect the registration of any Registrable Shares in connection with an offer and sale thereof by Selling Shareholders, MLX will as expeditiously as possible:

          (i)  prepare and file with the Commission a
     registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to promptly become and remain effective for the period set forth in clause (ii) below and promptly notify the Selling Shareholders (x) when such registration statement becomes effective, (y) when a post effective amendment to such registration statement becomes effective and (z) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement to the extent necessary to permit the completion of the sale or distribution of such securities within such period; provided that if MLX shall take any action with respect to the acquisition of the stock or assets of any business entity that would require MLX to amend any prospectus included in a registration statement which becomes effective under the provisions hereof by including financial statements which conform to the requirements of Regulation S-X promulgated by the Commission, the Selling Shareholders shall suspend the offering or sale of such Registrable Shares for a period not to exceed 45 days so that MLX may prepare such financial statements (which MLX shall prepare as promptly as possible) and the 90-day period referred to above in this paragraph
     (ii) shall be extended for a period equal to such delay;

          (iii) furnish to each Selling Shareholder, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which MLX shall have filed with the Commission and financial statements, reports and proxy statements mailed to shareholders of MLX as such Selling Shareholder may reasonably request in order to facilitate the disposition of the Registrable Shares being offered by such Selling Shareholder;

          (iv) use its best efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each Selling Shareholder reasonably requests; provided that MLX will not be required to (i) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified,
     (ii) subject itself to taxation in any jurisdiction where it is not subject to taxation, (iii) consent to general service of process in any jurisdiction where it is not subject to general service of process or (iv) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by the registration statement;

          (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter or underwriters for the Selling Shareholders (and their counsel and counsel for the Selling Shareholders) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of MLX (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause MLX's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement;

          (vi) obtain a comfort letter from MLX's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as such Selling Shareholders managing underwriter or underwriters may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter or underwriters reasonably requests;

          (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as such Selling Shareholders' managing underwriter or underwriters may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter or underwriters reasonably requests;

          (viii) during the period when the registration statement is required to be effective, notify each Selling Shareholder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and MLX will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including, without limitation, such indemnity and contribution provisions and any managing underwriter or underwriters customarily requires or may reasonably require;

          (x) cause such Registrable Shares to be traded on each securities exchange on which similar securities issued by MLX are then traded; provided that the applicable listing requirements are satisfied;

          (xi) refrain from filing any registration statement to register MLX Common Stock for its own account or for the account of any other security holder during the period commencing with the receipt of the written request from the Selling Shareholders to file a registration statement and ending 60 days after such registration statement is declared effective by the Commission; and

          (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          Each Selling Shareholder shall timely furnish to MLX such information regarding the distribution of such Registrable
Shares as MLX may from time to time reasonably request.

          Each Selling Shareholder agrees that upon receipt of any notice from MLX of the happening of any event of the kind described in paragraph (viii) above, it will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Selling Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
(viii) above. If MLX gives any such notice, MLX shall keep any such registration statement effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to such Selling Shareholders.

          7.4  Indemnification.

               (a) MLX will indemnify and hold harmless, to the full extent permitted by law, each Selling Shareholder, its directors and officers and each person who controls each Selling Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against and from all losses, claims, damages, liabilities and amounts paid in settlement of any claim, action or proceeding (which settlement may not be effected without MLX's prior written consent, which consent shall not be unreasonably withheld), arising from or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or arising from or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and MLX shall reimburse any indemnified party for all expenses (including, without limitation, reasonable attorney's fees and expenses as incurred, subject to the limitations specified in paragraph (c) hereof) incurred by it or on its behalf in connection with investigating or defending any such claim, action or proceeding; provided, that MLX will not be liable in any such case to the extent that any such loss, claim, damage, liability, amount paid in settlement of any claim, action or proceeding or expense arises from or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, such prospectus or preliminary prospectus or such post-effective amendment or supplement in reliance upon and in conformity with information furnished in writing to MLX by or on behalf of such

Selling Shareholder, its directors, officers or controlling persons (or any underwriters acting on behalf of such Selling Shareholder) specifically for use in the preparation thereof.
MLX will indemnify and hold harmless the underwriters for the offering, their directors and officers and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of a Selling Shareholder. The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Selling Shareholder or underwriter (or to the benefit of any person controlling such Selling Shareholder or underwriter) from whom the person asserting any such losses, claims, damages, liabilities, amounts paid in settlement of any claim, action or proceeding or expenses purchased Registrable Shares offered by such Selling Shareholder if a copy of the final prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus and MLX has furnished such Selling Shareholder or underwriter with a sufficient number of copies of such final prospectus. This indemnity shall be in addition to, and not in lieu of, any liability which MLX otherwise may have.

          (b) Each Selling Shareholder will furnish to MLX as promptly as MLX may reasonably request in writing such information with respect to such Selling Shareholder as MLX reasonably requests for use in connection with any registration statement or prospectus and MLX may exclude from registration any Registrable Shares of a Selling Shareholder who refuses or fails timely to provide such information. Each Selling Shareholder will indemnify and hold harmless, to the full extent permitted by law, MLX, its directors and officers and each person who controls MLX (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each duly authorized person who acts on behalf of MLX and its respective directors and officers, against and from any losses, claims, damages, liabilities and amounts paid in settlement of any claim, action or proceeding (which settlement may not be effected without such Selling Shareholder's prior written consent, which consent shall not be unreasonably withheld) arising from or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and each Selling Shareholder shall reimburse any indemnified party for all expenses (including, without limitation, reasonable attorney's fees and expenses as incurred, subject to the limitations specified in paragraph (c) hereof) incurred by it or on its behalf in connection with any such claim, action or proceeding; but only to the extent that any such loss, claim, damage, liability, amount paid in settlement of any claim, action of proceeding or expense arises from or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, such prospectus or preliminary prospectus or such post-effective amendment or supplement in reliance upon and in conformity with information furnished in writing to MLX by or on behalf of such Selling Shareholder specifically for use in the preparation thereof. This indemnity shall be in addition to, and not in lieu of, any liability which the Selling Shareholder may otherwise have. The liability of any Selling Shareholder under this paragraph shall not exceed the initial public offering price of the Registrable Shares sold by such Selling Shareholder.

          (c) Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Section 7.4(c) (but the failure to do so will not relieve the indemnifying party of any liability that it may have to such indemnified party). If the indemnifying party assumes the defense of a claim, it will not be obligated to pay the fees and expenses of counsel to the indemnified party with respect to such claim, unless (i) the indemnifying party shall not have retained counsel to represent the indemnified party within a reasonable time after the indemnified party shall have notified the indemnifying party of the commencement of such action, suit or proceeding or investigation or (ii) the indemnifying and indemnified parties are both named parties to any such action (including any impleaded parties) and the indemnified party has reasonably concluded that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in each case such indemnified party shall promptly notify the indemnifying party in writing that it intends to employ separate counsel at the expense of the indemnifying party). If the indemnified party so notifies the indemnifying party that the indemnified party intends to employ separate counsel, the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel; provided, that the indemnifying party shall not be responsible for more than one separate firm of attorneys (plus local counsel if appropriate) for all the Selling Shareholders or for MLX, their respective directors and officers, and those persons who control such Selling Shareholders or MLX, as the case may be. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not unreasonably be withheld.

          (d) If the indemnification or reimbursement provided for in this Section from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, amounts paid in settlement of claims, actions or proceedings or expenses referred to therein as subject to indemnification, then the indemnifying party, in lieu of indemnifying or reimbursing such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, amounts paid in settlement of claims, actions or proceedings or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities, amounts paid in settlement of claims, actions or proceedings or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, amounts paid in settlement of claims, actions or proceedings and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the second sentence of this Section 7.4(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.5 Compliance with Reporting Requirements. With a view to making available to holders of Securities the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Securities to the public without registration, MLX agrees to (i) make and keep public information available as such terms are used and defined in Rule 144 under the Securities Act; (ii) use its best efforts to file with the Commission in a timely manner all reports required to be filed pursuant to Sections 13 or 15 of the Exchange Act; and (iii) furnish to each holder of Securities promptly upon request a written statement by MLX as to its compliance with the reporting requirements referred to in Rule 144(c)(1) and a copy of such other reports of the type contemplated by Rule 144(c)(1) as any holder of Securities may reasonably request in availing itself of any rule or regulation of the Commission with respect to the sale by such holder of any Securities without registration.


ARTICLE 8.     RIGHTS OF CERTAIN SHAREHOLDERS

          8.1 Exchange Rights. Any Regulation Y Holder of voting MLX Common Stock may, from time to time by notice to MLX, exchange shares of voting MLX Common Stock for an equal number of shares of nonvoting MLX Common Stock which shall have terms, rights and preferences substantially identical to the Shares initially issued hereunder other than the voting rights. In addition, any Holder of nonvoting MLX Common Stock may from time to time by notice to MLX exchange shares of nonvoting MLX Common Stock for an equal number of shares of voting MLX Common Stock which shall have terms, rights and preferences substantially identical to the Shares initially issued hereunder; provided that no Holder of nonvoting MLX Common Stock may exchange nonvoting MLX Common Stock for voting MLX Common Stock to the extent that, as a result of such exchange, such Holder and its Affiliates would directly or indirectly, own, control or have power to vote a greater number of shares of MLX Common Stock than, in the opinion of such Holder, such Holder would have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Holder and its Affiliates. Upon receipt of any such notice, and in any event not later than ten days thereafter, MLX shall instruct the Transfer Agent and Registrar to deliver to such Holder new certificates representing the number of shares of voting or nonvoting MLX Common Stock, as the case may be, requested by such Holder against delivery by such Holder to the Transfer Agent and Registrar of certificates representing the voting or nonvoting MLX Common Stock, as the case may be, to be exchanged therefor. Without limiting the provisions of Section 8.2, MLX's obligations under this Section 8.1 shall be limited to the number of shares of MLX Common Stock authorized for issuance at the time any Regulation Y Holder gives notice in accordance with this Section 8.1.

          8.2 Authorized and Reserved Shares of MLX Common Stock. MLX hereby represents that (i) 4,585,168 shares of MLX Common Stock issuable pursuant to this Article 8 have been duly authorized and reserved for issuance upon notice from a Regulation Y Holder as provided herein and are issuable without any further action other than as specified in this Article 8,
(ii) by no later than the completion of the next regular or special meeting of the holders of MLX Common Stock, upon applicable shareholder approval, all shares of MLX Common Stock issuable pursuant to this Article 8 will have been duly authorized and reserved for issuance upon notice from a Regulation Y Holder as provided herein and will be issuable without any further action other than as specified in this
Article 8, and (iii) when issued in accordance with this Article 8, all shares of MLX Common Stock referred to in clauses (i) and
(ii) will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not and will not be subject to any preemptive or similar rights.


ARTICLE 9.     SUBORDINATION OF MLX BONDS

          9.1 Agreement to Be Bound. Each holder of an MLX Bond by his acceptance thereof covenants and agrees that the MLX Bonds shall be issued subject to the provisions contained in this
Article 9 and each Person holding any MLX Bond, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. All MLX Bonds shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

          9.2 Priority of Senior Indebtedness. No payment or prepayment of any principal of the MLX Bonds shall be made, nor shall assets be applied to the repurchase, redemption or retirement of the MLX Bonds, if, at the time of such payment, prepayment, repurchase, redemption or retirement or immediately after giving effect thereto, (i) there shall exist a default in the payment or mandatory prepayment of any amount due on or in respect of any Senior Indebtedness or (ii) there shall exist an event of default (other than a default in the payment of any amount due) with respect to any Senior Indebtedness, as such terms are defined in any instrument or agreement under which such Senior Indebtedness is outstanding, permitting the holders thereof to accelerate the maturity thereof.

          9.3 Acceleration of MLX Bonds; Insolvency. Upon (i) any acceleration of the principal amount or Accreted Amount due on the MLX Bonds or (ii) any payment or distribution of assets of MLX of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of MLX, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof duly provided for, before the holders of the MLX Bonds shall be entitled to receive or retain any assets so paid or distributed in respect thereof. Upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of MLX of any kind or character, whether in cash, property or securities, to which the holders of the MLX Bonds would be entitled but for these provisions shall be paid by MLX or by any receiver, trustee in bankruptcy, liquidating trustee, agent or the person making such payment or distribution, or by the holders of the MLX Bonds if received by them or it, directly to the holders of Senior Indebtedness (pro rata to each of such holders on the basis of the respective amounts of Senior Indebtedness held by such holders or their representatives), to the extent necessary to pay all such Senior Indebtedness in full, in moneys or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the MLX Bonds.

          If, notwithstanding the provisions of the preceding paragraph or of Section 9.2, any such payment or distribution of assets of MLX of any kind or character, whether in cash, property or securities, shall be received by the holders of the MLX Bonds while a default or event of default of the types referred to in
Section 9.3 has occurred and is continuing or in connection with the acceleration of the MLX Bonds or the dissolution, winding up, liquidation or reorganization of MLX before all Senior Indebtedness is paid in full, or provision made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          The foregoing subordination provisions shall be for the benefit of the holders of the Senior Indebtedness and may be enforced directly by such holders against the holders of the MLX
Bonds.

          9.4 Subrogation. Subject to the indefeasible payment in cash in full of all Senior Indebtedness, the holders of the MLX Bonds shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of MLX made on the Senior Indebtedness until the principal of the MLX Bonds shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the MLX Bonds would be entitled except for these provisions shall, as among MLX, its creditors other than the holders of Senior Indebtedness, and the holders of MLX Bonds, be deemed to be a payment by MLX to or on account of Senior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the holders of the MLX Bonds, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          9.5 Obligations Unaffected. Nothing contained in this Article or in the MLX Bonds is intended to or shall impair as among MLX, its creditors other than the holders of Senior Indebtedness and the holders of the MLX Bonds, the obligation of MLX, which shall be absolute and unconditional, to pay to the holders of the MLX Bonds the principal of the MLX Bonds, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the MLX Bonds and creditors of MLX other than the holders of Senior Indebtedness, nor shall anything herein prevent any holder of the MLX Bonds from exercising all remedies otherwise permitted by applicable law upon the occurrence of a default under this Agreement, subject to rights, if any, under this Article of the holders Senior Indebtedness in respect of cash, property or securities of MLX received upon the exercise of any such remedy.

          9.6 Reliance of Holders of Senior Indebtedness. Each holder of the MLX Bonds by his acceptance thereof shall be deemed to acknowledge and agree that the subordination provisions of this Article are, and are intended to be, an inducement and a consideration of each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of such MLX Bonds, to acquire and hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.


ARTICLE 10.    PREPAYMENTS

          10.1 Optional Prepayments. MLX may, upon at least three Business Days' notice to the Bond holders, prepay the.MLX Bonds, in whole at any time, or from time to time in part, at a price per MLX Bond equal to the Accreted Amount thereof on the date of prepayment; provided that no optional prepayments shall be permitted hereunder as long as there remain any amounts owing by MLX in respect of Senior Indebtedness. Any notice given pursuant to this subsection and received by a Bondholder after 11:00 a.m. (Atlanta time) on any Business Day shall be deemed to have been received by such Bondholder on the next Business Day.

          10.2 Mandatory Prepayment. MLX shall (i) notify the Bondholder (as far in advance as possible, but in any event not later than the date of receipt of Net Cash Proceeds in respect thereof) of the occurrence of a Prepayment Event in respect of which MLX shall receive Net Cash Proceeds and of the amount of such Net Cash Proceeds and (ii) immediately upon receipt thereof pay such Net Cash Proceeds to the Bondholders for the prepayment of MLX Bonds. Each mandatory prepayment shall be made at a price per MLX Bond equal to the Accreted Amount thereof on the date of prepayment.

          10.3 Application of Proceeds of Prepayment. Any prepayment pursuant to this Article shall be made on a date (a "Prepayment Date") designated by MLX in its notice to the Bondholders pursuant to Section 10.1 or 10.2, as the case may be, which date shall be a Business Day not less than one day after the date of such notice and shall, subject to Article 9, be applied to redeem that aggregate principal amount of MLX Bonds which has the same proportion to the aggregate principal amount of MLX Bonds then Outstanding on such date as the amount of such prepayment bears to the aggregate Accreted Amount on such date of all MLX Bonds then Outstanding. If an MLX Bond is redeemed only in part, a new MLX Bond shall be delivered by MLX to the holder thereof in exchange therefor at no cost to the holder in the principal amount not redeemed.


ARTICLE 11.     EVENTS OF DEFAULT

          If any one or more of the following events ("Events of Default") shall occur and be continuing:

          (a) MLX or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or
     (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

          (b) an involuntary case or other proceeding shall be commenced against MLX or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against MLX or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, the Required Bondholders may, by notice to MLX, declare the Accreted Amount of each MLX Bond then Outstanding to be due and payable immediately. Upon such declaration, such Accreted Amount of each MLX Bond shall thereupon become and be immediately due and payable, anything in this Agreement or in any of the MLX Bonds contained notwithstanding, although no amount shall be paid thereon if prohibited by Article 9.


ARTICLE 12.     INTEREST UPON DEFAULT IN PAYMENT
                OR PREPAYMENT OF PRINCIPAL

          If MLX shall default in the payment or prepayment of the Accreted Amount of any MLX Bond, whether upon acceleration, maturity or otherwise, such overdue Accreted Amount of such MLX Bond shall bear interest at a rate per annum (compounded daily and computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) equal to the sum of 4% plus the Base Rate. Such interest shall accrue from and including the date of such default to but excluding the date on which such Accreted Amount of such MLX Bond is paid and shall be payable on demand.


ARTICLE 13.     EXCHANGE OF MLX BONDS

          Subject to Section 6.1, at the request at any time of any holder of one or more of the MLX Bonds to MLX, MLX at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new MLX Bonds, in such denomination or denominations of $100,000 or any larger multiple of $100,000 (plus one MLX Bond in a lesser denomination, if required) as such holder may request, in an aggregate principal amount equal to the aggregate principal amount of the MLX Bond or MLX Bonds surrendered and substantially in the form thereof, dated the date of the MLX Bond or MLX Bonds so surrendered and payable to such person or persons or order as may be designated by such holder.

ARTICLE 14.     REPLACEMENT OF MLX BONDS

          Upon receipt of evidence satisfactory to MLX of the loss, theft, destruction or mutilation of any MLX Bond and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to MLX, or in the case of any such mutilation, upon surrender and cancellation of such MLX Bond, MLX will issue a new MLX Bond of like tenor as if the lost, stolen, destroyed or mutilated MLX Bond were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated MLX Bond.


ARTICLE 15.     AMENDMENTS AND WAIVERS

          This Agreement may be amended (or any provision hereof waived) with the consent of MLX and the Required Bondholders; provided that no such amendment or waiver shall (i) change the amount of or the date for any payment with respect to any MLX Bond without the consent of the holder of the MLX Bond so affected and MLX, (ii) change the percentage of MLX Bonds, the holders of which are required to take any action under any provision of this Agreement, change this Article 15 or change the definitions of "Accreted Amount", "Accruing Issue Discount" or "Issue Price" without the consent of the holders of all the MLX Bonds then Outstanding and MLX, or (iii) amend any provision of
Article 11 without the consent of holders of 80% or more of the aggregate principal amount of MLX Bonds outstanding on such date and MLX; and provided, further, that the provisions of Article 7 may be amended or waived with the consent of MLX and the Holders of at least 66 2/3% in number of the Registrable Shares (the "Required Holders") and after all of MLX's obligations to the Bondholders (as holders of MLX Bonds) hereunder and under the MLX Bonds have been satisfied in full, the provisions of this Agreement (other than Article 7) may be amended or waived with the consent of MLX and the Required Holders. MLX and each holder of MLX Bonds then or thereafter Outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article, whether or not such MLX Bond shall have been marked to indicate such modification, but any MLX Bond issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein required, MLX shall transmit a copy of such modification to all of the holders of the MLX Bonds then Outstanding.


ARTICLE 16.     HOME OFFICE PAYMENT

          As long as any payee named in the MLX Bonds outstanding on the date hereof shall be the holder of any MLX Bond, MLX will make payments of principal by check payable to the order of the holder of any such MLX Bond duly mailed or delivered to the Bondholders at the Bondholders' address specified on the signature pages hereof or, if not so specified, at the address appearing on the Company's records, or at such other address as the Bondholders may designate in writing to MLX, or, if requested by the Bondholder or other institutional holder of the MLX Bonds, by wire transfer to its (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any MLX Bond with respect to the place of payment. All such payments shall be made in federal or other immediately available funds. The Bondholders agree that, on or before the date any MLX Bond is assigned or transferred, they will notify MLX of the name and address of the transferee of such MLX Bond.


ARTICLE 17.     NOTICES

          All notices, requests and other communications to any party hereunder or any Bondholder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to such party or Bondholder. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Article and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopier, when such communication is transmitted to the telecopier number specified in this Article 17 and the sender of such communication has received verbal confirmation of its receipt or (iv) if given by any other means, when delivered at the address specified in this Article.


ARTICLE 18.     ENTIRE AGREEMENT

          This Agreement and the MLX Bonds embody the entire agreement and understanding between the Holders and MLX and supersede all prior agreements and understandings relating to the subject matter hereof.


ARTICLE 19.     SUCCESSORS AND ASSIGNS

          All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

ARTICLE 20.     HEADINGS

          The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.


ARTICLE 21.     GOVERNING LAW

          THIS AGREEMENT AND EACH MLX BOND SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF GEORGIA.


ARTICLE 22.     COUNTERPARTS

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


ARTICLE 23.     SEVERABILITY

          Any provision hereof or of the MLX Bonds which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                              MLX CORP


                              By
                                 Title:

                              5305 Oakbrook Parkway
                              Norcross, GA  30093
                              Telecopier:  (404) 279-4200

                              AIG CAPITAL CORP.


                              By
                                Title:

                              70 Pine Street
                              New York, New York 10270
                              Telecopier:  (212) 425-8366

                              US WEST FINANCIAL SERVICES, INC.


                              By
                                Title:

                              14785 Preston Road, Suite 350
                              Dallas, Texas 75240
                              Telecopier: (214) 851-7499

                              TERBEM LIMITED
                              MITVEST LIMITED
                              TINVEST LIMITED
                              BOBST INVESTMENT CORP.
                              TCR INTERNATIONAL PARTNERS, L.P.


                              By
                                Title:

                              c/o Three Cities Research, Inc.
                              135 East 57th Street
                              New York, New York 10022
                              Attention:  Portfolio Management
                              Telecopier:  (212) 980-1142

                                                 SCHEDULE I



                                                  Principal
                                                    Amount

AIG Capital Corp.                              $574,114.00
US West Financial Services, Inc.                577,952.00
Terbem Limited                                2,413,087.00
Mitvest Limited                                 322,762.00
Tinvest Limited                               1,379,075.00
Bobst Investment Corp.                          410,788.00
TCR International Partners, L.P.              1,157,232.00

                                             $6,835,010.00

                                                 EXHIBIT A
                                                   TO THE
                                           MLX EXCHANGE AGREEMENT




THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933 AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED
UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS
AVAILABLE.

THIS SECURITY WAS ISSUED ON MARCH 19, 1992 AT AN ISSUE PRICE OF
$409.4013 FOR EACH $1,000 ORIGINAL PRINCIPAL AMOUNT.
ACCORDINGLY, (i) THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT
("OID") FOR EACH $1,000 ORIGINAL PRINCIPAL AMOUNT OF THIS
SECURITY IS $590.5987 AND (ii) THE YIELD TO MATURITY FOR PURPOSES
OF ALLOCATING OID IS 0.024457% COMPOUNDED DAILY.

                            MLX CORP.


             Subordinated Zero Coupon Bonds Due 2002


                                                 Atlanta, Georgia


          For value received, MLX CORP., a Michigan corporation
("MLX"), promises to pay to

or registered assigns, the principal sum of

($           ) on March 19, 2002 in such coin or currency of the
United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          The principal of this Bond shall not bear interest except in the case of a default in payment or prepayment of principal, whether upon acceleration, maturity or otherwise, and in such case the Accreted Amount (as defined by reference in the MLX Exchange Agreement) of this Bond shall bear interest at a rate per annum (compounded daily and computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) equal to the sum of 4% plus the Base Rate (as defined in the MLX Exchange Agreement). Such interest shall accrue from and including the date of such default to but excluding the date on which such defaulted amount is paid and shall be payable on demand. Payment on account of the principal of and any such interest on this Bond shall be paid by check mailed, or wire transfer as provided in the MLX Exchange

Agreement (as hereinafter defined), to the registered address designated by the holder hereof for such purpose.

          This Bond is one of a duly authorized issue of Subordinated Zero Coupon Bonds, aggregating $20,000,000 in principal amount, issued pursuant to the MLX Exchange Agreement dated as of April 13, 1990 as amended and restated as of April 22, 1993 (as thereafter amended, the "Exchange Agreement") among MLX and the Bondholders listed therein.

          This Bond is subject to the provisions of and is entitled to the benefits of the MLX Exchange Agreement. The MLX Exchange Agreement provides, inter alia, for mandatory prepayments of the principal of the MLX Bonds from time to time upon the occurrence of certain events at a price equal to the Accreted Amount thereof at the date of prepayment. In addition, the payment of the principal of and interest, if any, on this Bond is subordinated in right of payment to the prior payment in full of certain other obligations of MLX to the extent and manner set forth in the MLX Exchange Agreement. Each holder of this Bond, by accepting the same, agrees to and shall be bound by the provisions of the MLX Exchange Agreement.

          If an Event of Default, as defined in the MLX Exchange
Agreement, shall occur and be continuing, the Accreted Amount of this Bond may be declared due and payable in the manner and with the effect provided in the MLX Exchange Agreement.

          No reference herein to the MLX Exchange Agreement and no provision hereof or thereof shall alter or impair the obligation of MLX, which is absolute and unconditional, to pay the principal thereof and interest, if any, hereon described.

          This Bond is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Georgia.

          MLX may treat the person in whose name this Bond is registered as the owner and holder of this Bond for the purpose of receiving payments on this Bond and for all other purposes whatsoever and MLX shall not be affected by any notice to the contrary.

          IN WITNESS WHEREOF, MLX CORP. has caused this Bond to be dated, and to be executed on its behalf by its officer thereunto duly authorized and its corporate seal to be hereunto duly affixed.

                              MLX CORP.



[Corporate Seal]              By
                                Title: